Ceridian Corporation

Exhibit 99.2

OFFER FOR ALL OUTSTANDING

11 1/4% SENIOR NOTES DUE 2015

IN EXCHANGE FOR

11 1/4% SENIOR NOTES DUE 2015

WHICH HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

OFFER FOR ALL OUTSTANDING

12 1/4%/13% SENIOR TOGGLE NOTES DUE 2015

IN EXCHANGE FOR

12 1/4%/13% SENIOR TOGGLE NOTES DUE 2015

WHICH HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2008

(THE “EXPIRATION DATE”) UNLESS EXTENDED BY CERIDIAN CORPORATION

            , 2008

To Our Clients:

Enclosed for your consideration is a Prospectus, dated                     , 2008 (the “Prospectus”), and the related letter of transmittal relating to the offers (the “Exchange Offers”) of Ceridian Corporation (the “Company”) to exchange its 11 1/4% Senior Notes due 2015 and 12 1/4%/13% Senior Toggle Notes due 2015, which have been registered under the Securities Act of 1933, as amended (the “Exchange Notes”), for its outstanding 11 1/4% Senior Notes due 2015 and 12 1/ 4%/13% Senior Toggle Notes due 2015 (the “Restricted Notes”), upon the terms and subject to the conditions described in the Prospectus and letter of transmittal. The Exchange Offers are being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, November 9, 2007, among the Company, the guarantors party thereto and the initial purchasers referred to therein.

This material is being forwarded to you as the beneficial owner of the Restricted Notes held by us for your account but not registered in your name. A TENDER OF SUCH RESTRICTED NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Restricted Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and letter of transmittal. The letter of transmittal is furnished to you for your information only and cannot be used by you to exchange Restricted Notes held by us for your account or benefit. You may only tender your Restricted Notes by book-entry transfer of the Restricted Notes into the exchange agent’s account at The Depository Trust Company. We urge you to read carefully the Prospectus and letter of transmittal and other material provided herewith before instructing us to tender your Restricted Notes.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Restricted Notes on your behalf in accordance with the provisions of the Exchange Offers. The Exchange Offers will expire at 5:00 p.m., New York City time, on                     , 2008, unless extended by the Company. Any Restricted Notes tendered pursuant to the Exchange Offers may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1.	The Exchange Offers are for any and all Restricted Notes.

2.	The Exchange Offers are subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offers—Conditions.”

3.	Any transfer taxes incident to the transfer of the Restricted Notes to the Company will be paid by the Company.

4.	The Exchange Offers expire at 5:00 p.m., New York City time, on , 2008, unless extended by the Company.

5.	Based on interpretations by the staff of the Securities and Exchange Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued in the exchange offers may be offered for resale, resold and otherwise transferred by holders thereof, without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, as amended (the “Securities Act”), unless the holder is a broker-dealer that receives Exchange Notes in exchange for Restricted Notes acquired by it as a result of market-making activities or other trading activities. This interpretation, however, is based on representations that:

(a)	the holder is acquiring the Exchange Notes in the ordinary course of business;

(b)	at the time of the commencement of the exchange offers the holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act of 1933, as amended (the “Securities Act”)) of the Exchange Notes to be issued in the exchange offers in violation of the Securities Act;

(c)	the holder is not an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the Company;

(d)	the holder is not engaging in, and does not intend to engage in, a distribution of the Exchange Notes to be issued in the exchange offers;

(e)	if the holder is a participating broker-dealer that will receive Exchange Notes for its own account in exchange for the Restricted Notes that were acquired as a result of market-making or other trading activities, that the holder will deliver a prospectus in connection with any resale of the Exchange Notes; and

(f)	the holder is not acting on behalf of any persons or entities who could not truthfully make the foregoing representations.

To participate in the Exchange Offers, holders must represent to Company that each of these statements is true. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Restricted Notes that were acquired as a result of market-making activities or other trading activities, it must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

If you wish to have us tender any or all of your Restricted Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFERS

The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus and the related letter of transmittal (which, as amended from time to time, together constitute the “Offer Documents”) relating to the Exchange Offers made by Ceridian Corporation with respect to their Restricted Notes.

This will instruct you to tender the aggregate principal amount at maturity of Restricted Notes indicated below held by you or for the account or benefit of the undersigned (or, if no amount is indicated below, for all of the aggregate principal amount at maturity of Restricted Notes held by you for the account or benefit of the undersigned) upon the terms and subject to the conditions set forth in the Offer Documents.

☐  Please tender the Restricted Notes held by you for my account as indicated below:

11 1/4% Senior Notes due 2015

$
(Aggregate Principal Amount of Restricted Notes)

12 1/4%/13% Senior Toggle Notes due 2015
$
(Aggregate Principal Amount of Restricted Notes)

☐  Please do not tender any Restricted Notes held by you for my account.

Dated:                                 , 2008

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the Restricted Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Restricted Notes held by us for your account.